MARATHON OIL CORPORATION
DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS
(Amended and Restated as of January 1, 2002)

Second Amendment
Effective November 1, 2006

WHEREAS, effective January 1, 2002, Marathon Oil Corporation (the “Corporation”) adopted an amended and restated version of the Marathon Oil Corporation Deferred Compensation Plan for Non-Employee Directors (the “Plan”); and

WHEREAS, on October 24, 2006, the Compensation Committee of the Board of Directors authorized, and directed the Chair of the Compensation Committee to approve, an amendment to the Plan, effective as of November 1, 2006, to (i) revise the default rule for participants who do not submit valid deferral elections, (ii) provide that all distributions must commence no later than February 1 of the calendar year that contains the tenth anniversary of the director’s departure from the Board., and (iii) extend the Plan’s temporary distribution provisions.

WHEREAS, Mr. Douglas C. Yearley currently serves as the Chair of the Compensation Committee.

NOW, THEREFORE, Marathon Oil Corporation, having established the Plan and having reserved the right to amend the Plan in Section 12 thereof, does hereby amend the Plan, effective as of November 1, 2006, in accordance with actions taken by the Compensation Committee on October 24, 2006, as follows:

1. The definition of Optional Distribution Forms in Section 2 of the Plan is hereby amended to read as follows:

“(z) Optional Distribution Forms means the following:

(i)	a single payment on February 1 of a year following the year of Termination as specified in advance by the Participant, but no later than February 1 of the calendar year containing the tenth anniversary of the Participant’s Termination;

(ii)	five annual installment payments commencing on the first day of the calendar month following the expiration of 45 days after the effective time of the Termination, with payments in all subsequent years to be made on February 1; and

(iii)	five annual installment payments commencing on February 1 of a year following the year of Termination as specified in advance by the Participant, but no later than February 1 of the calendar year containing the tenth anniversary of the Participant’s Termination, with payments in all subsequent years to be made on February 1.”

2. Section 5 of the Plan is hereby replaced with the following:

“For any Participant who does not submit a valid Deferral Election Form to the Committee or its designee by the Election Date for a Deferral Year, the Participant’s deferral election then in effect shall remain effective for the upcoming Deferral Year. Any Participant who does not submit a valid Deferral Election Form by the Election Date and does not have a deferral election then in effect may not defer any part of his or her Retainer Fee for the Deferral Year.”

3. Paragraph (b) of Section 8 of the Plan is hereby replaced with the following:

“(b) Upon his or her Termination, a Participant’s Deferred Cash Account and Deferred Stock Account shall be paid as follows:

(i)	His or her Non-Grandfathered Deferred Stock Sub-Account shall be paid in a single payment on the first day of the calendar month following the expiration of 45 days after the effective time of the Termination unless the Participant elects at least twelve months prior to the Termination to have such payment made on February 1 of a later year designated by the Participant, but no later than February 1 of the calendar year containing the tenth anniversary of the Participant’s Termination.

(ii)	His or her Grandfathered Deferred Stock Sub-Account shall be paid in a single payment on the first day of the calendar month following the expiration of 45 days after the effective time of the Termination unless the Participant elects at least twelve months prior to the Termination to have such payment made on February 1 of a later year designated by the Participant, but no later than February 1 of the calendar year containing the tenth anniversary of the Participant’s Termination.

(iii)	His or her Non-Grandfathered Deferred Cash Sub-Account shall be paid in a single payment on the first day of the calendar month following the expiration of 45 days after the effective time of the Termination unless the Participant elects at least twelve months prior to the Termination to have such payment made in one of the Optional Distribution Forms.

(iv)	His or her Grandfathered Deferred Cash Sub-Account shall be paid in a single payment on the first day of the calendar month following the expiration of 45 days after the effective time of the Termination unless the Participant elects at least twelve months prior to the Termination to have such payment made in one of the Optional Distribution Forms.

EXECUTED this _24th     day of October 2006.

MARATHON OIL CORPORATION

By:	/s/ Douglas C. Yearley

Douglas C. Yearley Chair of Compensation Committee